Exhibit 7.01

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D/A referred to below) on behalf of each of them of a statement on Schedule 13D/A (including amendments thereto) with respect to the Class A ordinary shares, par value US$0.01 per share and the Class B ordinary shares, par value US$0.01 per share of Shanda Games Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same instrument.

[Signature page to follow]

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 20, 2014.

MAGE CAPITAL LIMITED

By:	/s/ Jie Lian
Name: Jie Lian
Title: Director

MAGE SPV LIMITED

By:	/s/ Jie Lian
Name: Jie Lian
Title: Director

PRIMAVERA CAPITAL (CAYMAN) FUND I L.P.

By:	PRIMAVERA CAPITAL (CAYMAN) GP1 L.P., its General Partner

By:	PRIMAVERA (CAYMAN) GP1 LTD, its General Partner

By:	/s/ Jie Lian
Name: Jie Lian
Title: Partner

PRIMAVERA CAPITAL (CAYMAN) GP1 L.P.

By:	PRIMAVERA (CAYMAN) GP1 LTD, its General Partner

By:	/s/ Jie Lian
Name: Jie Lian
Title: Partner

PRIMAVERA (CAYMAN) GP1 LTD

By:	/s/ Jie Lian
Name: Jie Lian
Title: Authorized Signatory